Exhibit 10.2

Trustee Agreement

(the “Agreement”)

Milbank, Tweed, Hadley & McCloy LLP

Taunusanlage 15

60325 Frankfurt am Main, Germany

Trustee Agreement

dated as of February 15, 2013

by and among

1.	Deutsche Balaton AG, a stock corporation organized under the laws of the Federal Republic of Germany, with its seat in Heidelberg and its business address at Ziegelhäuser Landstraße 1, 69120 Heidelberg, and registered with the commercial register of the local court of Mannheim under HRB 338172 (“Balaton”)

2.	Gentherm Incorporated, a corporation organized under the laws of the State of Michigan, USA, with its seat in Northville, USA and its business address at Northville, Michigan, 21680 Haggerty Road, Ste. 101, 48167 USA (“Gentherm Inc.”)

3.	Gentherm Europe GmbH, a limited liability company organized under the laws of the Federal Republic of Germany, with its seat in Augsburg and its business address at Ulmer Straße 160B, 86156 Augsburg, and registered with the commercial register of the local court of Augsburg under HRB 25596 (“Purchaser”)

- the parties under 2. and 3. collectively “Gentherm” –

4.	Gütt Olk Feldhaus Partnerschaft von Rechtsanwälten, with business address at Hackenstraße 5, 80331 Munich (“Trustee”)

- Balaton, Gentherm Inc., Purchaser and Trustee each a “Party” and,

collectively, the “Parties” -

Table of Contents

1. Definitions	7
2. Appointment of Trustee	9
3. Treatment during Escrow Period	10
4. Deposit and Receipt of Escrow Amount, the Shares and Escrow Items	10
5. Release of Escrow Amount, Shares and Escrow Items	10
6. Fees and Expenses of Trustee	13
7. Liability of Trustee	13
8. Variation and Waiver	14
9. Notices	15
10. Replacement and Retirement of Trustee	15
11. Termination	16
12. Confidentiality	16
13. Governing Law and Jurisdiction	16
14. Miscellaneous	17

List of Annexes

Annex	Topic

Annex P.12	Draft of Declarations of Withdrawal

Annex 4.2	Draft of Receipt Notice

Annex 5.1.1	Joint Release Instruction re. Declarations of Withdrawal

Annex 5.1.3	Draft Notification re. Waiver

Annex 5.2.1	Joint Release Instruction re. Escrow Amount

Annex 5.3.1	Joint Release Instruction re. Shares

Annex 5.4.1	Joint Release Instruction re. Share Certificate

Preamble

P.1	Whereas, Gentherm Inc. holds all shares in Purchaser.

P.2	Whereas, Purchaser holds 2,429,403 of the bearer shares with no par value (auf den Inhaber lautende Aktien ohne Nennbetrag (Stückaktien)) in W.E.T. Automotive Systems A.G., a stock corporation organized under the laws of the Federal Republic of Germany with its seat in Odelzhausen, its business address at Rudolf-Diesel-Str. 12, 85235 Odelzhausen and registered with the commercial register of the local court of Munich under HRB 119793 (the “Company”) and Gentherm Inc. holds 2,660 of the bearer shares with no par value (auf den Inhaber lautende Aktien ohne Nennbetrag (Stückaktien)) in the Company. The Company has a registered share capital of EUR 9,600,000 divided into 3,200,000 bearer shares with no par value (each a “W.E.T. Share”).

P.3	Whereas, Balaton holds 442,253 of the W.E.T. Shares (the “Balaton-Shares”), which are booked on deposit accounts to the benefit of Balaton.

P.4	Whereas, Purchaser (then named Amerigon Europe GmbH) as controlling entity and the Company as controlled entity entered into a domination and profit and loss transfer agreement on June 16, 2011 (the “DPLTA”).

P.5	Whereas, the annual shareholders’ meeting of the Company dated August 16, 2011 (the “2011 Shareholders’ Meeting”) has adopted, inter alia, the following resolutions:

-

resolutions under agenda item 3 and agenda item 4 on the discharge of the members of the executive board of the Company and the members of the advisory board of the Company, respectively, for fiscal year 2010 (the “Discharge Resolutions 2011”), and

-	resolution under agenda item 6 on the approval of the DPLTA (the “DPLTA Approval Resolution”).

P.6	Whereas, the annual shareholders’ meeting of the Company dated June 14, 2012 (the “2012 Shareholders’ Meeting”) has adopted, inter alia, the following resolutions:

-

resolutions under agenda item 3 and agenda item 4 on the discharge of the members of the executive board of the Company and the members of the advisory board of the Company, respectively, for fiscal year 2011 (the “Discharge Resolutions 2012”), and

-	resolution under agenda item 6 on the confirmation pursuant to Sec. 244 German Stock Corporations Act (AktG) of the DPLTA Approval Resolution (the “Confirmatory Resolution”).

P.7	Whereas, following the 2011 Shareholders’ Meeting, Balaton filed a challenge and voidance action (Anfechtungs- und Nichtigkeitsklage) with the Regional Court Munich I (Landgericht München I) (file no. 5 HK O 20488/11) against the Company with respect to the Discharge Resolutions 2011 and the DPLTA Approval Resolution (the “Balaton Court Action 2011”).

P.8	Whereas, following the 2012 Shareholders’ Meeting, Balaton filed a challenge and voidance action (Anfechtungs- und Nichtigkeitsklage) with the Regional Court Munich I (Landgericht München I) (file no. 5 HK O 14081/12) against the Company with respect to the Discharge Resolutions 2012 and the Confirmatory Resolution (the “Balaton Court Action 2012”).

P.9	Whereas, Balaton, furthermore, filed two applications with the Regional Court Munich I (Landgericht München I) (file no. 17 HK O 27730/11 and 17 HK O 16045/12) AktG against the Company each regarding the appointment of a special auditor pursuant to Sec. 142 para. 2 German Stock Corporations Act (AktG) (the “Balaton Court Applications” and, together with the Balaton Court Action 2011 and the Balaton Court Action 2012, the “Balaton Actions”).

P.10	Whereas, through separate agreements Balaton and Gentherm intend to settle the Balaton Actions and Purchaser desires to acquire, and Balaton is willing to exchange the Balaton-Shares against shares in Gentherm Inc. as ultimate parent company of the Company and a cash payment . as consideration (the “Balaton Documentation”). The Balaton Documentation includes (i) an agreement setting out the structure of the Balaton Documentation as well as the steps to be taken for its consummation (the “Framework Agreement”), (ii) an agreement governing the exchange and transfer of the Balaton-Shares against shares in Gentherm Inc. and cash payment as consideration (the “SPA”), (iii) an agreement providing for certain obligations of Balaton as shareholder of Gentherm Inc. (the “Balaton Rights Agreement”) and (iv) an agreement providing for the settlement of the Balaton Actions (the “Settlement Agreement”) and an agreement governing the registration and resale of Gentherm shares (the “Registration Rights Agreement”).

P.11	Whereas, the consummation of the Framework Agreement requires the involvement of a trustee and, hence, this Agreement is entered into by the Parties. The rights and obligations of Trustee are exclusively governed by this Agreement and not by the Balaton Documentation.

P.12

Whereas, Trustee will receive to keep in escrow (i) a payment from the Purchaser, the amount of which shall not fall short of EUR 6,500,000.00, (the “Escrow Amount”), (ii) a physical share certificate from Gentherm Inc. representing 3,300,000 shares of Gentherm’s shares of common stock (the “Share Certificate”) a sample of which has been exchanged before the date hereof, (iii) the Balaton-Shares and (iv) originals of the signed declarations of withdrawal for each Balaton Action drafts of which are attached hereto as Annex P.12 (the

“Declarations of Withdrawal” and the Declarations of Withdrawal together with the Share Certificate, the “Escrow Items”).

Now, therefore, it is agreed as follows:

1.

Definitions

“2011 Shareholders’ Meeting” is defined in Section P.5.

“2012 Shareholders’ Meeting” is defined in Section P.6.

“Agreement” is defined in the Recitals.

“Balaton” is defined in the Recitals.

“Balaton Actions” is defined in Section P.9.

“Balaton Court Action 2011” is defined in Section P.7.

“Balaton Court Action 2012” is defined in Section P.8.

“Balaton Court Applications” is defined in Section P.9.

“Balaton Documentation” is defined in Section P.10.

“Balaton Rights Agreement” is defined in Section P.10.

“Balaton-Shares” is defined in P.3.

“Business Day” shall mean a day on which the banks are open to the public for regular business in both Frankfurt am Main, Germany and Michigan, United States.

“Cash Consideration” shall be the amount which will be notified by Balaton and Gentherm in writing to the Trustee on the day of signing of the SPA at the latest.

“Company” is defined in Section P.2.

“Confidential Information” shall mean any information relating to the Balaton Documentation and/or this Agreement, the nature and details of the negotiations that preceded the execution of this Agreement, and information shared by the Parties with each other concerning their respective businesses at any time prior to execution of this Agreement, in whatever form, and includes information given orally and in any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information, except to the extent that the relevant facts (i) are or become public knowledge other than as a result of any breach of Section 13 of this Agreement, (ii) are or were known by the relevant person before the date the information is or was disclosed to it or (iii) are lawfully obtained after that date.

“Confirmatory Resolution” is defined in Section P.6.

“Declarations of Withdrawal” is defined in Section P.12.

“Discharge Resolutions 2011” is defined in Section P.5.

“Discharge Resolutions 2012” is defined in Section P.6.

“DPLTA” is defined in Section P.4.

“DPLTA Approval Resolution” is defined in Section P.5.

“Escrow Accounts” shall mean the Trustee Account and the Trustee’s Deposit Account collectively.

“Escrow Amount” is defined in Section P.12.

“Escrow Items” is defined in Section P.12.

“Extended Release Actions” is defined in Section 5.2.2.

“Framework Agreement” is defined in Section P.10.

“Gentherm” is defined in the Recitals.

“Gentherm Inc.” is defined in the Recitals.

“Gentherm Representative” shall mean an attorney-at-law of Milbank, Tweed, Hadley & McCloy LLP with business address Taunusanlage 15, 60323 Frankfurt or Maximilianstrasse 15, 80539 Munich, or any person nominated by Gentherm Inc. prior to the satisfaction of the Release Actions.

“Nominated Purchaser Account” shall mean Purchaser’s bank account which was communicated in writing by Purchaser to Trustee.

“Nominated Purchaser Deposit Account” shall mean Purchaser’s deposit account which was communicated in writing by Purchaser to Trustee.

“Nominated Balaton Account” shall mean the bank account of Balaton communicated in writing by Balaton to Trustee.

“Nominated Balaton Deposit Account” shall mean the deposit account of Balaton as communicated in writing by Balaton to Trustee.

“Notice” is defined in Section 9.1.

“Parties” is defined in the Recitals.

“Party” is defined in the Recitals.

“Purchaser” is defined in the Recitals.

“Proceedings Courts” shall mean the district court Munich I and the Higher Regional Court of Munich.

“Receipt Confirmations” is defined in Section 5.2.2.

“Registration Rights Agreement” is defined in Section P.10.

“Release Actions” is defined in Section 5.1.2.

“Settlement Agreement” is defined in P.10.

“Share Certificate” is defined in Section P.12.

“SPA” is defined in Section P.10.

“Trustee” is defined in the Recitals.

“Trustee Account” shall mean the account held by the Trustee at Bethmann Bank AG, Munich, sort code 501 203 83, account no. 224 0455, IBAN DE82 5012 0383 0002 2404 55 and BIC DELB DE 33XXX or any other bank account of the Trustee which was communicated by Trustee to Balaton and Gentherm.

“Trustee’s Deposit Account” shall mean the deposit account held by the Trustee at Bethmann Bank AG, Munich, sort code 501 203 83 and deposit account no. 224 045 001 or any other Trustee’s deposit account which was communicated by Trustee to Balaton and Gentherm.

“W.E.T. Share” is defined in Section P.2.

2.

Appointment of Trustee

2.1	Balaton and Gentherm hereby jointly appoint Gütt Olk Feldhaus Partnerschaft von Rechtsanwälten as Trustee (Treuhänder) for the purposes of this Agreement and Trustee hereby accepts such appointment. For the purposes of this Agreement and as set forth further in Section 2.2 the Parties agree that (i) Trustee shall establish each of the Escrow Accounts in its own name and that each of the Escrow Accounts shall be kept for the account of Balaton and Purchaser and (ii) Trustee shall keep the Escrow Items for the account of Balaton and Gentherm. Trustee agrees to hold and release any monies and/or shares deposited into the Escrow Accounts (or any one of them) and/or the Escrow Items in accordance with the terms of this Agreement.

2.2	Upon deposit of the Balaton-Shares into the Trustee’s Deposit Account or delivery of the Escrow Items to Trustee (or in each case any portion thereof) Trustee shall in each case become possessor (Besitzer), but not legal owner (Eigentümer) of the Balaton-Shares or the Escrow Items (or in each case any portion thereof) respectively. Upon request of Balaton, Trustee shall confirm in writing to Balaton at any time that it holds the Balaton-Shares as trustee for Balaton as long as the release of the Balaton-Shares pursuant to Section 5.3 of this Trustee Agreement has not occurred.

2.3	The rights and obligations of Trustee shall be exclusively governed by and construed in accordance with the provisions of this Agreement without recourse to Sections 675 para. 1, 611 et seqq. (Dienstvertrag, der eine Geschäftsbesorgung zum Gegenstand hat) and Sections 662 et seqq. (Auftrag) of the German Civil Code (Bürgerliches Gesetzbuch).

3.

Treatment during Escrow Period

3.1	The Escrow Amount, the Balaton-Shares and the Escrow Items shall be deposited with Trustee on terms that Trustee may not withhold (zurückbehalten), set-off (aufrechnen) or otherwise net (verrechnen) the Escrow Amount, the Balaton-Shares or Escrow Items or any portion thereof with regard to any charges or any other claims or defense Trustee may have against Balaton or Gentherm.

3.2	Trustee shall not release the Escrow Amount, the Balaton-Shares or Escrow Items or any portion thereof, except as expressly provided for in this Agreement.

3.3	None of the Parties shall seek, request or otherwise call or claim for the release of the Escrow Amount, the Balaton-Shares or the Escrow Items or any portion thereof other than in accordance with the terms and conditions of this Agreement.

3.4	The Escrow Accounts shall be non-interest bearing account(s).

4.

Deposit and Receipt of Escrow Amount, the Balaton-Shares and Escrow Items

4.1	Balaton, Gentherm Inc. or Purchaser, as the case may be, shall notify the Trustee immediately on (i) the deposit of the Escrow Amount into the Trustee Account, (ii) the deposit of the Balaton-Shares into the Trustee’s Deposit Account or (iii) the delivery of the Escrow Items to the Trustee (or in each case any portion thereof).

4.2	Trustee shall deliver to Balaton and Gentherm notices materially in the form contained in Annex 4.2 as soon as practicable following (i) the deposit of the Escrow Amount into the Trustee Account, (ii) the deposit of the Balaton-Shares into the Trustee’s Deposit Account and (iii) the delivery of the Escrow Items to the Trustee (or in each case any portion thereof).

5.

Release of Escrow Amount, Balaton-Shares and Escrow Items

5.1	Trustee shall apply the Declarations of Withdrawal in accordance with the terms of this Section 5.1 in each case and shall release any of the Declarations of Withdrawal only as follows:

5.1.1	in accordance with corresponding (übereinstimmenden) written instructions by Balaton and Gentherm Inc., in the form attached hereto as Annex 5.1.1; or

5.1.2	to the Proceeding Courts in reasonable time, upon fulfillment of all of the following actions (the “Release Actions”):

(a)	Gentherm and Balaton having signed the Settlement Agreement, whereas the Trustee shall not exchange or make available to Gentherm or Balaton or any third party the signature pages of the Settlement Agreement and the signed Declarations of Withdrawal, and, therefore, the Settlement Agreement shall not become effective, prior to the confirmation by the Trustee that it has received the Share Certificate from Gentherm;

(b)	Gentherm and Balaton having signed the SPA and the Registration Rights Agreement;

(c)	Gentherm and Balaton having signed the Balaton Rights Agreement;

in each case of (a)-(c) as notified to the Trustee in writing by Gentherm Representative and Balaton;

(d)	providing of a confirmation by Gentherm Representative and Balaton relating to the publication of the Agreement, the Framework Agreement, the Settlement Agreement, the SPA, the Registration Rights Agreement, and the Balaton Rights Agreement in their original language and as translations into the German language of each of the afore mentioned agreements by the Company in the Federal Gazette (Bundesanzeiger);

(e)	Gentherm Inc. having placed the Share Certificate with Trustee;

(f)	Purchaser having paid the Escrow Amount to the Trustee Account;

(g)	the Balaton-Shares having been booked into the Trustee’s Deposit Account; however, Balaton shall transfer the Balaton-Shares only upon notice of the Trustee that Gentherm has placed the Share Certificate with Trustee and that the Escrow Amount was paid to the Trustee Account; and

(h)	Balaton having delivered the Declarations of Withdrawal to Trustee; or

5.1.3	to Balaton if (i) following ten days of signing this Agreement (x) Gentherm has not signed all of the agreements mentioned in 5.1.2 (a)-(c) or (y) the Release Actions in 5.1.2 (d), (e) and (f) have not been fulfilled or (z) Gentherm Inc. has not presented the notice attached hereto in draft form as Annex 5.1.3 to Trustee and (ii) Balaton has requested the release from Trustee; or

5.1.4	to Balaton if Section 5.2.3, 5.3.3 or 5.4.3 applies.

5.2	Trustee shall apply such portion of the Escrow Amount equal to the Cash Consideration from the Trustee Account in accordance with the terms of this Section 5.2 in each case and shall release such amount from the Trustee Account only as follows:

5.2.1	in accordance with corresponding (übereinstimmenden) written instructions by Balaton and Purchaser, in the form attached hereto as Annex 5.2.1; or

5.2.2	to Balaton and the Nominated Balaton Account upon (i) fulfillment of all of the Release Actions and (ii) presentation of proof of submission of the Declarations of Withdrawal to the Proceedings Courts in the form of copies of the Declarations of Withdrawal postmarked (mit dem Eingangsstempel versehen) by the Proceedings Courts (the “Receipt Confirmations”) (such Receipt Confirmations together with the Release Actions, the “Extended Release Actions”) received by the Trustee; or

5.2.3	to Purchaser and to the Nominated Purchaser Account if (i) following ten days of signing of this Agreement (w) Balaton has not signed all of the agreements mentioned in 5.1.2 (a)-(c) or (x) the Release Actions in 5.1.2 (g) and (h) have not been fulfilled or (y) Gentherm Inc. has not presented the notice attached hereto in draft form as Annex 5.1.3 to Trustee and (ii) Purchaser has requested the release from Trustee; or

5.2.4	to Purchaser and to the Nominated Purchaser Account if Section 5.1.3, 5.3.3 or 5.4.3 applies

5.3	Trustee shall apply the Balaton-Shares in accordance with the terms of this Section 5.3 in each case and shall release any Balaton-Shares from the Trustee’s Deposit Account only as follows:

5.3.1	in accordance with corresponding (übereinstimmenden) written instructions by Balaton and Purchaser, in the form attached hereto as Annex 5.3.1; or

5.3.2	to Purchaser and to the Nominated Purchaser Deposit Account upon fulfillment of all of the Extended Release Actions; or

5.3.3	to Balaton and to the Nominated Balaton Deposit Account if (i) by following ten days of this signing this Agreement (w) Gentherm has not signed all of the agreements mentioned in 5.1.2 (a)-(c) or (x) the Release Actions in 5.1.2 (d), (e) and (f) have not been fulfilled or (y) Gentherm Inc. has not presented the notice attached hereto in draft form as Annex 5.1.3 to Trustee and (ii) Balaton has requested the release from Trustee; or

5.3.4	to Balaton and to the Nominated Balaton Deposit Account if Section 5.1.3, 5.2.3 or 5.4.3 applies.

5.4	Trustee shall apply or provide, as the case may be, the Share Certificate in accordance with the terms of this Section 5.4 in each case and shall release the Share Certificate only as follows:

5.4.1	in accordance with corresponding (übereinstimmenden) written instructions by Balaton and Gentherm Inc., in the form attached hereto as Annex 5.4.1; or

5.4.2	to Balaton immediately upon fulfillment of all of the Extended Release Actions; or

5.4.3	to Gentherm Representative if (i) following ten days of signing this Agreement (w) Balaton has not signed all of the agreements mentioned in 5.1.2 (a)-(c) or (x) the Release Actions in 5.1.2 (g) and (h) have not been fulfilled or (y) Gentherm Inc. has not presented the notice attached hereto in draft form as Annex 5.1.3 to Trustee and (ii) Gentherm Representative has requested the release from Trustee; or

5.4.4	to Gentherm Representative if Section 5.1.3, 5.2.3 or 5.3.3 applies.

5.5	Unless otherwise explicitly provided for in Sections 5.1 to 5.4, Trustee shall (i) release the Declarations of Withdrawal on the Business Day following the day of fullfilment of the last of the Release Actions at the latest and (ii) instruct the payments and bookings out of the Escrow Accounts or release of the Share Certificate on the Business Day following the day of fulfillment of the last of the Release Actions at the latest.

5.6	The Parties hereby agree that none of the Escrow Accounts or Escrow Items there under or in connection therewith may be pledged, provided as collateral in any other way, sold, assigned or transferred.

6.

Fees and Expenses of Trustee

The fees of Trustee for the negotiation and execution of this Agreement, as the case may be, the setting-up of the Escrow Accounts, the administration of the Escrow Accounts, the safekeeping of the Escrow Items from time to time, the release of the Escrow Amount, the Balaton-Shares and/or the Escrow Items shall be an one-time fee of EUR 7,000.00 net and all reasonable expenses (including bank charges and fees incurring in connection with the Escrow Accounts), in each case plus applicable VAT, payable by Gentherm Inc. within ten Business Days after the receipt of (i) the first notice pursuant to Section 5 hereof and (ii) respective invoice to Gentherm Inc. respectively.

7.

Liability of Trustee

7.1	Trustee shall not be liable and shall bear no obligation or responsibility to any person for any action performed or omitted under or in connection with this Agreement, in particular in respect of the operation of the Escrow Accounts, the application of the Escrow Amount or the Balaton-Shares and the safekeeping of the Escrow Items (or in each case any portion thereof), unless such liability arises as a result of Trustee having failed to meet the standard of care of a prudent business man (Sorgfalt eines ordentlichen Kaufmanns) intentionally (vorsätzlich) or gross negligently (grob fahrlässig), it being understood that the total liability of the Trustee under or in connection with this Agreement, to the extent legally permitted, shall in any event be limited to EUR 250,000.00.

7.2	Trustee shall be entitled to rely on, and shall be protected in acting upon, and shall be entitled to treat as genuine and as the document it purports to be, any instruction letter, paper or other document furnished to it by Balaton and/or Purchaser, Gentherm Inc. and/or the Gentherm Representative believed by Trustee, acting reasonably, to be genuine and to have been signed and presented by the proper person or persons.

7.3	Balaton and Gentherm, jointly and severally, shall indemnify and hold harmless Trustee and any of its partners and employees from and against any and all liabilities, obligations, losses, damages, penalties, judgments, costs, expenses, actions or demands whatsoever (including any interest thereon) that may be imposed on or incurred by Trustee in connection with any action, claim or proceeding of any kind brought, or threatened to be brought, against Trustee as a result of its acting hereunder regarding the Escrow Accounts or the Escrow Items, unless Trustee failed to meet the standard of care of a prudent business man intentionally or gross negligently with respect to any such action.

7.4	Apart from the above, the Trustee shall be responsible for any voting rights notifications (Stimmrechtsmitteilungen) to the Company or the Federal Financial Supervisory Authority (BaFin) for the Balaton-Shares booked in the Trustee’s Deposit Account pursuant to the German Securities Trading Act (WpHG). Neither Gentherm nor Balaton shall indemnify, reimburse or be liable for the aforementioned obligation to be fulfilled by Trustee.

8.

Variation and Waiver

No variation of this Agreement (including this Section 8) shall be valid unless it is in writing and signed by or on behalf of each Party. A transmission by telefax shall be sufficient, while any other electronic transmission by email or electronic form shall not be sufficient to comply with the written form requirement. The expression “variation” shall include any waiver, variation, supplement, deletion or replacement however effected.

9.

Notices

9.1	All declarations, notices or other communications under the Agreement (“Notice”) shall be in writing and in the English language and delivered by hand, by courier, by facsimile or scanned letter transmitted by email to the person at the addresses set forth in Section 9.2, or such other addresses as may be designated by the respective Party to the other Parties in the same manner.

9.2	Any Notice to be given under or in connection with the Agreement shall be addressed as follows:

(a)	If directed to Balaton:

Deutsche Balaton AG, Attn: Jens Jüttner, Ziegelhäuser Landstraße 1 69120 Heidelberg, Fax +49 62 21 6 49 24 24, e-mail: juettner@deutsche-balaton.de and flick@deutsche-balaton.de

(b)	If directed to Purchaser or Gentherm Inc.:

Gentherm Europe GmbH and Gentherm Incorporated, Attn: Daniel R. Coker, 21680 Haggerty Road, Suite 101, Northville, Michigan 48167, United States of America, Fax +1 248 504 0500, e-mail: dcoker@gentherm.com with a copy to: Dr. Peter Memminger, Milbank, Tweed, Hadley & McCloy LLP, Taunusanlage 15, 60325 Frankfurt am Main, Fax +49 (0) 69 71914 3500, e-mail: pmemminger@milbank.com

(c)	If directed to Trustee:

Dr. Sebastian Olk, at Hackenstraße 5, 80331 Munich, Fax +49 (0) 89 24 22 411 – 50, e-mail: Sebastian.Olk@gof-partner.com with a copy to: Dr. Tilmann Gütt, Hackenstraße 5, 80331 Munich, Fax +49 (0) 89 24 22 411 – 50, e-mail: Tilmann.Guett@gof-partner.com

9.3	Each Party shall communicate any change of its respective address as soon as possible in writing to the respective other Parties. Until such communication, the address as hitherto shall be relevant.

9.4	The receipt of copies of Notices by a Party’s advisor shall not constitute or substitute the receipt of such Notices by the Party itself.

10.

Replacement and Retirement of Trustee

10.1

Following a thirty days’ prior written notice of Trustee to Balaton and Gentherm, Trustee may appoint and transfer all (but not only parts) of the Escrow Amount, the Balaton-Shares and the Escrow Items and assign his rights and obligations under and in connection with this Agreement to a replacement trustee (being a German notary or any other person reasonably acceptable to both Balaton and Gentherm) to hold the Escrow Amount, the Balaton-Shares and the Escrow Items (but in each case not only portions thereof) on exactly the same terms as set out in this Agreement, subject always to such replacement trustee undertaking in full all of the obligations of Trustee under or pursuant to this Agreement. The Parties agree that neither Balaton nor Gentherm shall have to make any payments in connection with any such replacement of Trustee.

10.2	Upon prior written notice of Balaton and Gentherm to Trustee, Balaton and Gentherm may jointly appoint a replacement Trustee and, in such case, Trustee will transfer all (but not only parts) of the Escrow Amount, the Balaton-Shares and the Escrow Items and assign his rights and obligations under and in connection with this Agreement to such replacement trustee.

10.3	Following the transfer of all of the Escrow Amount, the Balaton-Shares and the Escrow Items to a replacement escrow agent in accordance with Section 10.1 or 10.2, Trustee shall automatically be discharged from its obligations under this Agreement, provided, however, that (i) the obligations pursuant to the last sentence of Section 10.1 and (ii) Sections 6, 8, 9 and 12 through 14 shall continue to have full force and effect.

11.

Termination

This Agreement shall terminate automatically and cease to have any further effect (other than in relation to accrued liabilities hereunder which shall survive such termination and Sections 6 through 14) upon release of (the last portion of) the Escrow Amount, the Balaton-Shares and the Escrow Items pursuant to Section 5.

12.

Confidentiality

The Parties mutually agree that this Agreement shall be published pursuant to Section 149 German Stock Corporation Act (AktG) including a convenience translation into the German language in the Federal Gazette (Bundesanzeiger) following signing of the Framework Agreement, the Settlement Agreement, the Balaton Rights Agreement and the SPA.

13.

Governing Law and Jurisdiction

13.1	The Agreement shall be governed by and construed in all respects in accordance with the laws of the Federal Republic of Germany with the exception of (i) its conflict of laws provisions and (ii) the rules of the Vienna Convention for Sale of Goods dated April 11, 1980.

13.2	To the extent legally permissible, the courts of Munich, Germany have exclusive jurisdiction to settle any dispute arising out of or in connection with the Agreement.

14.

Miscellaneous

14.1	In case of doubt, the meaning of the German expressions shall prevail over the meaning of the English expressions to which they relate.

14.2	A Party’s failure or delay to insist on strict performance of any provision of this Agreement or exercise any power, right or remedy hereunder shall not operate as or be deemed to be a waiver thereof or of any right or remedy for breach of a like or different nature nor shall any single or any partial exercise of any power, right or remedy preclude its further exercise or the exercise of any other power, right or remedy.

14.3	In the event that any provision of this Agreement shall be or become invalid or unenforceable or if this Agreement should show a gap, this shall not affect the validity of the remaining provisions of this Agreement. In any such case, such valid and enforceable provision shall apply which the Parties would have agreed upon in the light of the economic purpose pursued with this Agreement, had they considered the matter when executing this Agreement.

14.4	Except as otherwise stated in the Agreement, all payments under or in connection with the Agreement shall be made free of all taxes, bank charges and other deductions by wire transfer of immediately available funds, value as of the relevant due date.

14.5	Except as otherwise stated in the Agreement, the Parties shall not be entitled to exercise any right of set-off or retention right with respect to any payment or action to be made by them under the Agreement unless their claim is finally decided by a final court judgment or arbitration award.

14.6	Except as otherwise stated in the Agreement, each of the Parties hereto shall pay their own costs and expenses in relation to the preparation, execution and carrying into effect of the Agreement.

14.7	Except as otherwise stated in the Agreement, no Party shall be entitled to assign any rights or claims under the Agreement without the prior written approval of the other Parties.

14.8	Except as provided for in Section 14 for the Company, none of the provisions of this Agreement shall give rise to any rights of any third person not a Party.

[remainder of page intentionally blank]

SIGNATURE PAGE – TRUSTEE AGREEMENT

Deutsche Balaton AG

/s/ Jens Jüttner

Gentherm Europe GmbH /s/ Peter Memminger, as representative based on a PoA	Gentherm Incorporated /s/ Peter Memminger, as representative based on a PoA

Gütt Olk Feldhaus Partnerschaft von Rechtsanwälten /s/ Sebastian Olk

Annex P.12 – Draft of Declarations of Withdrawal

Landgericht München I

80316 München

18.02.2013 st-ri

Vorab per Telefax: 5597-3003

Az.: 5 HK O 14081/12

In Sachen

Deutsche Balaton Aktiengesellschaft

Ziegelhäuser Landstr. 1, 69120 Heidelberg,

vertr.d.d. Vorstand, Herren Rolf Birkert und Jens Jüttner

- Klägerin -

Prozessbevollmächtigter: Rechtsanwalt Prof. Dr. Klaus Steiner

                                             Wörthseestr. 25, 82237 Wörthsee

g e g e n

W.E.T. Automative Systems AG

Rudolf-Diesel-Str. 12, 85235 Odelzhausen,

vertr.d.d. Vorstand, Herren Caspar Baumhauer, Thomas Liedl und Frithjof Oldorff und

vertr.d.d. Aufsichtsrat, Herren Dr. Franz Scherer, Dr. Walter Hasselkus und Dr. Peter Paul Moll

- Beklagte –

Prozessbevollmächtigte: Rechtsanwälte P+P Pöllath + Partners

                                             Kardinal-Faulhaber-Str. 10, 80333 München

wegen Anfechtung

erkläre ich namens der Klägerin:

Die Klägerin nimmt ihre Klage vom 11.07.2012 hiermit zurück.

Prof. Dr. Klaus Steiner

Rechtsanwalt

Annex P.12 – Draft of Declarations of Withdrawal

Landgericht München I

80316 München

18.02.2013 st-ri

Vorab per Telefax: 5597-3003

Az.: 17 HK O 16045/12

In Sachen

Deutsche Balaton Aktiengesellschaft

Ziegelhäuser Landstr. 1, 69120 Heidelberg,

vertr.d.d. Vorstand, Herren Rolf Birkert und Jens Jüttner

- Antragstellerin -

Prozessbevollmächtigter: Rechtsanwalt Prof. Dr. Klaus Steiner

                                             Wörthseestr. 25, 82237 Wörthsee

g e g e n

W.E.T. Automative Systems AG

Rudolf-Diesel-Str. 12, 85235 Odelzhausen,

vertr.d.d. Vorstand, Herren Caspar Baumhauer, Thomas Liedl und Frithjof Oldorff

vertr.d.d. Aufsichtsrat, Herren Dr. Franz Scherer, Dr. Walter Hasselkus und Dr. Peter Paul Moll

- Antragsgegnerin –

Prozessbevollmächtigte: Rechtsanwälte P+P Pöllath + Partners

                                             Kardinal-Faulhaber-Str. 10, 80333 München

wegen Sonderprüfung

erkläre ich namens der Antragsstellerin:

Die Antragstellerin nimmt den Antrag vom 02.08.2012 hiermit zurück.

Prof. Dr. Klaus Steiner

Rechtsanwalt

Annex P.12 – Draft of Declarations of Withdrawal

Oberlandesgericht München

Gerichtsabteilung (Zivil)

80097 München

18.02.2013 st-ri

Vorab per Telefax: 5597-3570

Az.: 7 U 1805/12 (Az. I. Instanz LG München I: 5 HK O 20488/11)

In Sachen

Deutsche Balaton Aktiengesellschaft

Ziegelhäuser Landstr. 1, 69120 Heidelberg,

vertr.d.d. Vorstand, Herren Rolf Birkert und Jens Jüttner

- Klägerin -

Prozessbevollmächtigter: Rechtsanwalt Prof. Dr. Klaus Steiner

                                             Wörthseestr. 25, 82237 Wörthsee

g e g e n

W.E.T. Automative Systems AG

Rudolf-Diesel-Str. 12, 85235 Odelzhausen,

vertr.d.d. Vorstand, Herren Caspar Baumhauer, Thomas Liedl und Frithjof Oldorff und

vertr.d.d. Aufsichtsrat, Herren Dr. Franz Scherer, Dr. Walter Hasselkus und Dr. Peter Paul Moll

- Beklagte –

Prozessbevollmächtigte: Rechtsanwälte P+P Pöllath + Partners

                                             Kardinal-Faulhaber-Str. 10, 80333 München

wegen Anfechtung

erkläre ich namens der Klägerin:

Die Klägerin nimmt ihre Klage vom 15.09.2011 hiermit zurück.

Prof. Dr. Klaus Steiner

Rechtsanwalt

Annex P.12 – Draft of Declarations of Withdrawal

Landgericht München I

80316 München

18.02.2013 st-ri

Vorab per Telefax: 5597-3003

Az.: 17 HK O 27730/11

In Sachen

Deutsche Balaton Aktiengesellschaft

Ziegelhäuser Landstr. 1, 69120 Heidelberg,

vertr.d.d. Vorstand, Herren Rolf Birkert und Jens Jüttner

- Antragstellerin -

Prozessbevollmächtigter: Rechtsanwalt Prof. Dr. Klaus Steiner

                                             Wörthseestr. 25, 82237 Wörthsee

g e g e n

W.E.T. Automative Systems AG

Rudolf-Diesel-Str. 12, 85235 Odelzhausen,

vertr.d.d. Vorstand, Herren Caspar Baumhauer, Thomas Liedl und Frithjof Oldorff

vertr.d.d. Aufsichtsrat, Herren Dr. Franz Scherer, Dr. Walter Hasselkus und Dr. Peter Paul Moll

- Antragsgegnerin –

Prozessbevollmächtigte: Rechtsanwälte P+P Pöllath + Partners

                                             Kardinal-Faulhaber-Str. 10, 80333 München

wegen Sonderprüfung

erkläre ich namens der Antragsstellerin:

Die Antragstellerin nimmt den Antrag vom 24.11.2011 hiermit zurück.

Prof. Dr. Klaus Steiner

Rechtsanwalt

Annex 4.2 – Draft of Receipt Notice

To:	Deutsche Balaton AG, Fax: 06221 6492424

To:	[Gentherm Inc., fax numbers]

To:	[Purchaser, fax numbers]

RE:	[ESCROW AMOUNT/SHARES IN W.E.T. AUTOMOTIVE SYSTEMS AG/SHARE CERTIFICATE/ DECLARATIONS OF WITHDRAWAL]

Please be aware that the sum of EUR 6,500,000 has been deposited in the Trustee Account (accounts [account details]) on [date] pursuant to the Trustee Agreement dated [date] between Gütt Olk Feldhaus Partnerschaft von Rechtsanwälten, Deutsche Balaton AG, Gentherm Inc. and Gentherm Europe GmbH.

/

Please be aware that 442,253 shares in W.E.T. Automotive Systems AG have been deposited in the Trustee’s Deposit Account (accounts [account details]) on [date] pursuant to the Trustee Agreement dated [date] between Gütt Olk Feldhaus Partnerschaft von Rechtsanwälten , Deutsche Balaton AG, Gentherm Inc. and Gentherm Europe GmbH.

/

Please be aware that shares certificates representing 3,300,000 shares in Gentherm Inc. have been deposited with me on [date] pursuant to the Trustee Agreement dated [date] between Gütt Olk Feldhaus Partnerschaft von Rechtsanwälten, Deutsche Balaton AG, Gentherm Inc. and Gentherm Europe GmbH.

/

Please be aware that declarations of withdrawal by Deutsche Balaton AG relating to the [file number of proceedings] have been deposited with me on [date] pursuant to the Trustee Agreement dated [date] between Gütt Olk Feldhaus Partnerschaft von Rechtsanwälten , Deutsche Balaton AG, Gentherm Inc. and Gentherm Europe GmbH.

Yours faithfully,

[Signature(s) of Trustee]

Annex 5.1.1 – Joint Release Instruction re. Declarations of Withdrawal

To:	Gütt Olk Feldhaus Partnerschaft von Rechtsanwälten

Attention:	Dr. Sebastian Olk
Fax:	089 24 22 411—50

RE:	[DECLARATIONS OF WITHDRAWAL]

The undersigned hereby instruct you pursuant to the Trustee Agreement dated [date] between Gütt Olk Feldhaus Partnerschaft von Rechtsanwälten, Deutsche Balaton AG, Gentherm Inc. and Gentherm Europe GmbH to [handover/deliver] the declarations of withdrawal of Deutsche Balaton AG relating to [file number of proceedings] to [name].

Yours faithfully,

[Signatures]

Annex 5.1.3 – Draft Notification re. Waiver

To:	Deutsche Balaton AG, fax number 06221 6492424

To:	Gütt Olk Feldhaus, fax number 089 24 22 411—50
RE:	[NOTIFICATION REGARDING RECEIPT OF WAIVER]

Please be aware that on [date] we have obtained the last oustanding indications of waiver or non-exercise of rights, from our holders of Gentherm Inc.’s Series C Preferred Stock effectively waiving the rights such holders have to participate in the issuance of equity by Gentherm Inc. on the same basis as the equity issuance of Gentherm Inc. described in the Framework Agreement between Deutsche Balaton AG, Gentherm Inc. and Gentherm Europe GmbH dated [date].

Yours faithfully,

[Signature(s) for Gentherm Inc.]

Annex 5.2.1 – Joint Release Instruction re. Escrow Amount

To:	Gütt Olk Feldhaus Partnerschaft von Rechtsanwälten

Attention:	Dr. Sebastian Olk
Fax:	089 24 22 411—50

RE:	[ESCROW AMOUNT]

The undersigned hereby instruct you pursuant to the Trustee Agreement dated [date] between Gütt Olk Feldhaus Partnerschaft von Rechtsanwälten, Deutsche Balaton AG, Gentherm Inc. and Gentherm Europe GmbH to pay the amount of EUR [amount] from the Trustee Account (account [account details]) to the following account:

[account details].

Yours faithfully,

[Signatures]

Annex 5.3.1 – Joint Release Instruction re. Shares

To:	Gütt Olk Feldhaus Partnerschaft von Rechtsanwälten

Attention:	Dr. Sebastian Olk
Fax:	089 24 22 411—50

RE:	[SHARES IN W.E.T. AUTOMOTIVE SYSTEMS AG]

The undersigned hereby instruct you pursuant to the Trustee Agreement dated [date] between Gütt Olk Feldhaus Partnerschaft von Rechtsanwälten, Deutsche Balaton AG, Gentherm Inc. and Gentherm Europe GmbH to instruct your bank to book [number] of shares in W.E.T. Automotive Systems AG from the Trustee’s Deposit Account (account [account details]) to the following deposit account:

[account details].

Yours faithfully,

[Signatures]

Annex 5.4.1 – Joint Release Instruction re. Share Certificate

To:	Gütt Olk Feldhaus Partnerschaft von Rechtsanwälten

Attention:	Dr. Sebastian Olk
Fax:	089 24 22 411—50

RE:	[SHARE CERTFICATE FOR COMMON STOCK IN GENTHERM INC.]

The undersigned hereby instruct you pursuant to the Trustee Agreement dated [date] between Gütt Olk Feldhaus Partnerschaft von Rechtsanwälten, Deutsche Balaton AG, Gentherm Inc. and Gentherm Europe GmbH to [handover/deliver] the share certificate representing 3,300,000 shares of Gentherm Common Stock to [name].

Yours faithfully,

[Signatures]